                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           GRANT GEOPHYSICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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





                            GRANT GEOPHYSICAL, INC.
                                 16850 PARK ROW
                              HOUSTON, TEXAS 77084

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                            GRANT GEOPHYSICAL, INC.
                         TO BE HELD ON NOVEMBER 1, 1996


To the Stockholders of
   Grant Geophysical, Inc.:

     The 1996 Annual Meeting of Stockholders of Grant Geophysical, Inc. (the "Company") will be held on November 1, 1996 at The Holiday Inn, 14703 Park Row, Houston, Texas 77079 at 10:00 a.m.

     The holders of the Company's Common Stock will meet for the following purposes:

     1. To elect three Directors to serve until their successors are elected and qualified.

     2. To approve certain amendments to the Company's Amended 1989 Long-Term Incentive Plan.

     3. To transact such other business as may properly come before the Meeting or at any adjournment thereof.


The foregoing items of business are discussed in detail in the attached Proxy Statement.

     The Board of Directors has fixed the close of business on September 4, 1996 as the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. Stockholders are encouraged to attend the meeting in person. To ensure that your shares will be represented and voted in accordance with your wishes, we urge you to vote, date, sign and mail the enclosed Proxy Card in the envelope which is provided, whether or not you expect to be present at the meeting. The prompt return of your Proxy Card will be appreciated. Your Proxy will be returned to you if you should be present at the meeting and should request return in the manner provided for revocation of proxies on the initial page of the enclosed Proxy Statement.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        William B. Cleveland, Secretary
Houston, Texas
October 1, 1996

                            GRANT GEOPHYSICAL, INC.


                             ----------------------


                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 1, 1996


                             ----------------------


                     SOLICITATION AND REVOCATION OF PROXIES

     The accompanying Proxy is solicited on behalf of Grant Geophysical, Inc., a Delaware corporation (the "Company"), to be voted at the 1996 Annual Meeting of Stockholders of the Company (the "Meeting") at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment(s) thereof.

     The principal executive offices of the Company are located at 16850 Park Row, Houston, Texas 77084. The Company's mailing address is P. O. Box 219950, Houston, Texas 77218-9950.

     This Proxy Statement and accompanying form of Proxy are being mailed on or about October 7, 1996. The Company's Annual Report to Stockholders, covering the Company's fiscal year ended December 31, 1995 and fiscal quarters ended March 31, 1996 and June 30, 1996 is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

     Any stockholder of the Company giving a Proxy has the unconditional right to revoke his Proxy at any time prior to the voting thereof either in person at the Meeting, by delivering a duly executed proxy bearing a later date or by giving notice of revocation to the Company addressed to Mr. William B. Cleveland, Secretary, Grant Geophysical, Inc., P. O. Box 219950, Houston, Texas 77218-9950; no such revocation shall be effective, however, until such notice of revocation has been received by the Company at or prior to the Meeting.

     The cost of this solicitation of proxies is being borne by the Company.
In addition to the solicitation of proxies by use of the mails, the Company may use the services of one or more Directors, officers or other regular employees of the Company (who will receive no additional compensation for their services in such solicitation) to solicit proxies personally and by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for reasonable expenses actually incurred by them in so doing. In addition, the Company has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies for a fee which is estimated not to exceed $5,000 plus out-of-pocket expenses.

                            PURPOSES OF THE MEETING


         At the Meeting, the holders of the Company's Common Stock will consider and act upon the following matters:

     1. To elect three Directors to serve for the ensuing year or until their successors are elected and qualified.

     2. To approve certain amendments to the Company's Amended 1989 Long-Term Incentive Plan.

     3. To transact such other business as may properly come before the Meeting or at any adjournment thereof.


                               VOTING SECURITIES

     Stockholders of record at the close of business on September 4, 1996 (the "Record Date") will be entitled to be present and vote at the Meeting. At the Record Date there were 15,697,061 shares of the Company's Common Stock, $.002 par value ("Common Stock"), outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to come before the Meeting, and neither the Company's Restated Certificate of Incorporation nor its Bylaws provides for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented at the Meeting is required for the election of the Directors and approval of certain amendments to the Company's Amended 1989 Long-Term Incentive Plan. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the number of shares of Common Stock owned beneficially as of the Record Date by: (i) each person known to the Company to own more than 5% of any class of the Company's voting securities; (ii) each Director of the Company; and (iii) all Directors and Officers as a group, including persons deemed to share voting and investment power.

                                                       AMOUNT AND
                                                        NATURE OF
         NAME AND ADDRESS                              BENEFICIAL          PERCENT
        OF BENEFICIAL OWNER                           OWNERSHIP(1)         OF TOTAL
        -------------------                           ------------         --------
George W. Tilley(2) . . . . . . . . . . . . . . .      120,000               *
   c/o Grant Geophysical, Inc.
   16850 Park Row
   Houston, Texas 77084

William B. Cleveland(3) . . . . . . . . . . . . .       15,047               *
   c/o Grant Geophysical, Inc.
   16850 Park Row
   Houston, Texas 77084

J. Michael Adcock(4)  . . . . . . . . . . . . . .       10,681               *
   201 N. Broadway
   Shawnee, Oklahoma 74801

Harvey D. Attra . . . . . . . . . . . . . . . . .       16,400               *
   17 Lords Highway
   Weston, Connecticut 06883

Orville D. Gaither  . . . . . . . . . . . . . . .       30,173               *
   Gaither Petroleum Corporation
   1136 North Kirkwood
   Houston, Texas 77043

Douglas K. Stewart  . . . . . . . . . . . . . . .       10,107               *
   c/o Stewart & Smith, Inc.
   1225 23rd St., N.W.
   Ground Floor
   Washington, D.C. 20037

Elliott Associates, L.P.(5) . . . . . . . . . . .    1,141,271               6.8%
   712 Fifth Avenue, 36th Floor
   New York, New York 10019

Odyssey Partners, L.P. (6)  . . . . . . . . . . .      826,205               5.1%
   31 West 52nd Street
   New York,  New York 10019

Goodland International Investments Ltd.(7)  . . .      964,010               6.1%
   20 Parliament St.
   P. O. Box HM2458
   Hamilton HM12 Bermuda

Metropolitan Life Ins. Company(8) . . . . . . . .      821,507               5.2%
   One Madison Avenue
   New York, New York 10010

U.S. Bancorp (9)  . . . . . . . . . . . . . . . .    1,251,200               8.0%
   111 S.W. Fifth Avenue
   Portland, Oregon 97204

All Directors and Officers as a Group
   (6 persons)  . . . . . . . . . . . . . . . . .      202,408               1.3%

---------------------
*Less than one percent.


                                             (Notes continued on following page)

(1) Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and investment powers. Amounts indicated do not include shares subject to options that are not exercisable within 60 days after the Record Date.

(2) Mr. Tilley has been granted options to acquire a total of 275,000 shares of Common Stock, of which options to acquire 100,000 shares are exercisable within 60 days after the Record Date. In addition, Mr. Tilley has been granted, subject to Stockholder approval of the amendments to the Company's incentive plan specified herein, options to acquire an additional 125,000 shares of Common Stock.

(3) Includes (a) granted options to acquire a total of 80,000 shares of Common Stock, of which options to acquire 12,500 shares are exercisable within 60 days after the Record Date; and (b) 547 shares of Common Stock obtainable upon conversion of 200 shares of the $2.4375 Convertible Exchangeable Preferred Stock (the "$2.4375 Preferred Stock"). In addition, Mr. Cleveland has been granted, subject to Stockholder approval of the amendments to the Company's incentive plan specified herein, options to acquire an additional 75,000 shares of Common Stock.

(4) Includes (a) 300 shares of Common Stock owned by his wife and (b) 273 shares of Common Stock obtainable upon conversion of 100 shares of $2.4375 Preferred Stock owned by his wife.

(5) The information shown above was obtained from the Schedule 13D (Amendment No. 11) dated August 30, 1996, as filed by Elliott Associates, L.P. ("Elliott") with the Securities and Exchange Commission (the "Commission"). According to the 13D, Elliott has sole voting and dispositive powers with respect to 1,141,271 shares of Common Stock which represents the number of shares of Common Stock obtainable upon conversion of 416,564 shares of $2.4375 Preferred Stock. This does not include 772,740 shares of Common Stock obtainable upon conversion of 282,050 shares of $2.4375 Preferred Stock beneficially owned by certain affiliates of Elliott.

(6) The information shown above was obtained from Schedule 13D dated August 5, 1996, as filed by Odyssey Partners, L.P. ("Odyssey") with the Commission. According to the 13D, Odyssey has sole voting and dispositive powers with respect to 826,205 shares of Common Stock (including 445,205 shares obtainable upon conversion of 162,500 shares of the $2.4375 Preferred Stock), except that certain of its general partners share voting and dispositive power over such stock.

(7) Includes warrants to acquire 81,840 shares of Common Stock which are currently exercisable.

(8) The information shown above was obtained from the Schedule 13G (Amendment No. 4) dated February 13, 1996, as filed with the Commission by State Street Research and Management Company, Inc. ("State Street"). Metropolitan Life Insurance Company ("Metropolitan") is a Parent Holding Company of State Street. According to the 13G, State Street has the sole voting power with respect to 726,507 shares of Common Stock (including 91,507 shares obtainable upon conversion of 33,400 shares of $2.4375 Preferred Stock), and sole dispositive power with respect to 821,507 shares of Common Stock. State Street is the beneficial owner of the shares reported above; provided, however, all such securities are owned by various clients of State Street and State Street disclaims any beneficial interest in such securities.

(9) The information shown above was obtained from the Schedule 13G dated February 15, 1996, as filed with the Commission by U.S. Bancorp ("Bancorp") and Qualivest Capital Management, Inc. ("Qualivest"). Bancorp is a Parent Holding Company of Qualivest. According to the 13G, Bancorp has the sole voting power with respect to 746,400 shares of Common Stock, sole dispositive power with respect to 1,163,200 shares of Common Stock and shared power to dispose of 25,000 shares of Common Stock.

                        ELECTION OF DIRECTORS  (ITEM 1)


     Three Directors are to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are presently Directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Except as provided above, the proxy holders will vote the proxies only for the nominees named below. The Company is not aware of any nominee who will be unable or will decline to serve as a Director. The term of office of each person elected as a Director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

                             NOMINEES FOR DIRECTOR

                                                                                                     DIRECTOR
    NAME OF NOMINEE           AGE                     PRINCIPAL OCCUPATION                             SINCE
    ---------------           ---                     --------------------                           ---------
George W. Tilley  . . . . .    59    President and Chief Executive Officer of Grant Geophysical,       1994
                                     Inc. since 1993.  Appointed to the Company's Board of
                                     Directors in October 1994.  Mr. Tilley served as President and Chief Executive Officer of Halliburton Geophysical
                                     Services from 1990 until 1992 and Vice President of
                                     Halliburton Geophysical Services from 1988 until 1990.
                                     Mr. Tilley has over 35 years of experience in the
                                     geophysical industry.  He serves as a member of the
                                     Board of Directors of ERC Industries, Inc.

Harvey D. Attra . . . . . .    65    Special Advisor to the United States Department of                1993
                                     Energy from 1990 through 1995.  Mr. Attra served as
                                     President/General Manager of Esso Egypt and Esso
                                     Suez, Inc. from 1985 until 1989.  Mr. Attra serves as
                                     a member of the Board of Directors of Wascana Energy.

Orville D. Gaither  . . . .    69    Chairman of the Board, Chief Executive Officer and                1993
                                     President of Gaither Petroleum Corporation since 1991.
                                     Mr. Gaither served as President of the Africa/Middle
                                     East Region of Amoco Production Company from 1979
                                     until 1991.  Mr. Gaither serves as a member of the
                                     Board of Directors of Energy Service Company,
                                     International.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     On November 14, 1995, at the instigation of representatives of Olympic Capital Management, Inc., whose most recent filing on Schedule 13D indicated that it owned 24.0% of the Company's Common Stock outstanding at that time, the Company's Board of Directors was restructured as follows: (1) five directors,
J. Kelly Elliott (Chairman), Theodore M.  Hanlon, Robert L. Parker, Jr., Donald
G. Russell and Frank T. Webster, resigned; (2) the size of the Board of Directors was reduced from ten to seven members; and (3) two new directors, Gordon W. Ringoen and William C. Macdonald, were appointed to fill the two vacant seats. On January 9, 1996, Mr. Ringoen was elected as Chairman of the Board. Effective August 8, 1996, Messrs. Ringoen and Macdonald resigned from the Company's Board of Directors. The Company's current Board of Directors consists of five members, George W. Tilley, Harvey D. Attra, Orville D. Gaither, J. Michael Adcock and Douglas K. Stewart. Messrs. Adcock and Stewart have been elected to the Board of Directors by the holders of the $2.4375 Preferred Stock.

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended December 31, 1995. No incumbent Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he served, during the time each Director was a member of the Board of Directors.

     The Executive Committee of the Board of Directors consisted of Messrs. Elliott, Hanlon, Russell, and Gaither through November 14, 1995. During the intervals between meetings of the Board of Directors, the Executive Committee may exercise all powers of the Directors in the management and control of the business and property of the Company. Five meetings of the Executive Committee were held during the fiscal year 1995. As of November 14, 1995, the Board of Directors did not have an Executive Committee.

     The Audit Committee consisted of Messrs. Adcock, Attra, Hanlon and Parker, during 1995. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. During the fiscal year 1995, the Audit Committee met four times. For the period January 9, 1996 to August 8, 1996 the Audit Committee consisted of Messrs. Attra, Adcock and Macdonald. Effective August 8, 1996, the Audit Committee consists of Messrs. Attra, Adcock and Gaither.

     The Compensation Committee reviews and approves the Company's executive compensation policy and makes recommendations concerning the Company's employee benefit policies. The Compensation Committee met once during the fiscal year 1995. The Compensation Committee consisted of Messrs. Gaither, Russell and Webster for fiscal year 1995. For the period January 9, 1996 to August 8, 1996 the Compensation Committee consisted of Messrs. Attra, Adcock and Macdonald. Effective August 8, 1996, the Compensation Committee consists of Messrs. Attra, Adcock and Gaither.

     The Board of Directors has no Nominating Committee; however, the Executive Committee or a specially formed committee if no Executive Committee is available, when necessary, will perform the functions of a Nominating Committee. The Nominating Committee assesses the size and composition of the Board of Directors and recommends prospective Directors, without regard to race, religion or sex, to assist in creating a balance of knowledge, experience and capability on the Board.


APPROVAL

     The election of each nominee Director of the Company for 1996 requires the approval by the holders of a majority of the outstanding shares of Common Stock represented at the Meeting. Proxies will be voted for or against the election of each nominee Director in accordance with specifications marked thereon, and, if no specification is made, will be voted in favor of the election of such nominee Director.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR .


                DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK

     Pursuant to the terms of the Company's $2.4375 Convertible Exchangeable Preferred Stock (the "$2.4375 Preferred Stock"), in the event that the dividends on the $2.4375 Preferred Stock are in arrears in an amount equal to at least six quarterly dividends, the holders of the $2.4375 Preferred Stock are entitled to elect two additional Directors to the Company's Board of Directors. Effective March 31, 1994, six quarterly dividends on the $2.4375 Preferred Stock were in arrears. As such, holders of a majority of the shares of the $2.4375 Preferred Stock have elected the following persons to serve as Directors of the Company until (i) such Directors are replaced by the holders of the $2.4375 Preferred Stock, or (ii) the Company has declared and paid or set apart for payment funds for all accrued and unpaid dividends.

                                                                                                DIRECTOR
  NAME OF NOMINEE        AGE                    PRINCIPAL OCCUPATION                             SINCE
  ---------------        ---                    --------------------                             -----
J. Michael Adcock . . .   47      General Counsel, Ameribank Corporation.  Mr. Adcock             1994
                                  served in various management positions with Hadson
                                  Corporation from 1983 to 1993, including Chief
                                  Executive Officer, President and Chief Operating
                                  Officer and General Counsel.  He currently serves as
                                  a member of the Board of Directors of American National
                                  Bank and Trust Company of Shawnee, Oklahoma, United
                                  Oklahoma Bankshares, Inc., United Bank, Del City,
                                  Oklahoma and First National Bank of Medicine Lodge,
                                  Kansas.  In October 1992, Hadson Corporation filed a
                                  Chapter 11 bankruptcy petition and plan of reorganization
                                  in the Western District Court of Oklahoma.  The bankruptcy court confirmed the plan in November 1992 and the plan
                                  was consummated in December 1992.

Douglas K. Stewart  . .   44      President of Stewart & Smith, Inc. for the last seven           1994
                                  years.  Prior to founding Stewart & Smith, Mr.
                                  Stewart worked at First Boston Corporation and
                                  the Securities and Exchange Commission.

     As set forth above, Messrs. Adcock and Stewart have been elected by holders of the $2.4375 Preferred Stock. As such, holders of Common Stock are not entitled to vote with respect to the election of these Directors.

      PROPOSAL TO AMEND THE AMENDED 1989 LONG-TERM INCENTIVE PLAN (ITEM 2)

AMENDMENT NO. 1 TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN

     The Board of Directors has approved, and recommends to the Stockholders, the adoption of a proposed amendment to the Amended 1989 Long-Term Incentive Plan of Grant Geophysical, Inc. (the "Plan") to increase the aggregate number of shares of Common Stock which shall be available for awards from 1,303,930 shares to 2,803,930 shares. The Company currently has only 164,133 shares of Common Stock reserved for issuance under the Plan which are not subject to outstanding stock options. The Board of Directors believes that it is desirable to increase the number of shares available for awards under the Plan in order to ensure that the Company has a sufficient number of shares available to attract and retain employees who hold positions of responsibility and whose performance can have a significant effect on the success of the Company. As a result, the Board of Directors has approved, subject to the approval of these proposed amendments by the Stockholders, the grant to a number of employees of new options to acquire an aggregate of 389,500 shares of Common Stock.


AMENDMENT NO. 2 TO EXPAND THE RIGHTS OF THE COMPANY TO GRANT SHARES OF RESTRICTED STOCK TO FORMER NON-EMPLOYEE DIRECTORS

     The Board has approved, and recommends to the Stockholders, the adoption of a proposed amendment to the Plan to extend the existing right of the Company to grant awards of Restricted Stock under the Plan to non-employee directors to include former directors of the Company for a period not to exceed one year after termination of their service on the Board of Directors. The Company has made certain arrangements, subject to Stockholder approval, to provide Restricted Stock under the Plan to certain of the Company's former directors in accordance with the amendment outlined above. In the event that such Amendment is not approved by the Stockholders of the Company, such shares will not be granted pursuant to the Plan, but the Company will make other arrangements which may include the issuance of shares of Common Stock outside of the Plan or cash payments. Pursuant to the current Plan, non-employee directors are entitled to receive Restricted Stock with a fair market value of $1,000 per month of service as a Director of the Company. In certain instances, the Company believes that it is important and in the Company's best interest to further compensate former directors for their service to the Company during their tenure as directors. This Amendment is intended to allow the Company the flexibility to provide such compensation in those circumstances where it deems such awards to be appropriate.


AMENDMENT NO. 3 TO INCLUDE THE CHAIRMAN OF THE COMPANY'S BOARD OF DIRECTORS UNDER THE DEFINITION OF EMPLOYEE IN THE PLAN

    The Board has approved, and recommends to the stockholders, the adoption of a proposed amendment to the Plan to amend the definition of "Employee" thereunder to include the Chairman of the Board of Directors of the Company.

    During recent years, the Chairman of the Board of Directors has also been an employee of the Company and has received a salary in connection with services that he has rendered to the Company. Effective in 1996, the Company's former Chairman of the Board of Directors, Mr. Ringoen, was not an employee of the Company and was not paid a salary by the Company. In order to (i) compensate such non-employee Chairman for the additional responsibilities attendant to his obligations as the Chairman, (ii) reduce some of the cash obligations of the Company and (iii) evidence such Chairman's confidence in the future of the Company's operations, the Chairman agreed to receive (a) an option to acquire 150,000 shares of Common Stock and (b) shares of Restricted Stock in the amount of 2,500 shares earned monthly in lieu of additional consideration. The Company has made certain arrangements, subject to Stockholder approval, to provide under the Plan to the Company's former Chairman (i) options to acquire 150,000 shares of Common Stock, vesting over a period of four years and (ii) 2,500 shares of Restricted Stock each month during his service as Chairman in accordance with the Amendment outlined above (subject to review and adjustment by the Compensation Committee after one year). Mr. Ringoen resigned effective August 8, 1996, and, as a result of such resignation, the options were terminated. In the event that such

Amendments are not approved by the Stockholders of the Company, such shares will not be granted pursuant to the Plan, but the Company will make other arrangements which may include the issuance of shares of Common Stock outside of the Plan or cash payments. Pursuant to the current Plan, non-employee directors are entitled to receive Restricted Stock with a fair market value of $1,000 per month of service as a Director of the Company; however, pursuant to the proposed amendment, the non-employee Chairman would not be entitled to receive shares under that arrangement. This proposed amendment is intended to allow the Company some flexibility with respect to its compensation of non-employees serving as the Company's Chairman of the Board.

Purpose

     The purpose of the Plan is to advance the interest of the Company by providing additional incentives to attract, motivate and retain qualified and competent employees and non-employee directors, through the encouragement of stock ownership in the Company by such employees and non-employee directors. The Company believes that this purpose will be furthered under the Plan through the granting of options to purchase shares of Common Stock ("Options"), and through awards, in lieu of cash compensation, of (i) shares of Common Stock which are subject to vesting requirements or other restrictions ("Restricted Stock") and (ii) Stock Appreciation Rights ("SAR") to key, full-time employees and officers of the Company and its affiliates. In addition, non-employee directors (current or former) are entitled to receive awards of Restricted Stock, subject to certain restrictions. Options granted under the Plan may be Incentive Stock Options or be Nonqualified Options, i.e., options that do not constitute Incentive Stock Options within the meanings of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Grants of Options and awards of Restricted Stock and SARs are collectively referred to herein as "Awards."

Administration

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the terms and conditions of the Plan, the Committee has sole authority to select persons who are to be granted Awards under the Plan, the number of shares to be issued pursuant to such Awards and the terms of each Award. In making such determinations, the Committee may consider such factors that the Committee may consider relevant.

Amendment or Termination of the Plan

     The Board of Directors in its discretion may amend, suspend or terminate the Plan, provided, however, that any amendment which would (i) increase the aggregate numbers of shares of Common Stock to be awarded under the Plan (other than as prescribed in the Plan for changes in capitalization), (ii) change the class of persons eligible to receive Awards, or (iii) materially increase the benefits accruing to participants under the Plan, requires the approval of the stockholders of the Company.

     Subject to express provisions of the Plan, the Committee has the authority, in its sole and absolute discretion, (a) to prescribe, amend or rescind rules and regulations relating to the Plan; (b) to interpret the Plan;
(c) to make all determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of, and to construe the agreements relating to Awards, including provisions defining or otherwise relating to (i) the term and the period or periods and extend exercisability of Options, (ii) the restrictions applicable to Restricted Stock awards and (iii) the effect of termination of employment upon Awards; and (e) subject to the provisions of the Plan, to accelerate, for any reason, regardless of whether the applicable agreement so provides, the time exercisability of Options or SARs that have been previously granted or the time of the lapsing of restrictions on Restricted Stock.

Description of Awards

     Options. The Committee has the authority to grant Options that will be in such form as the Compensation Committee may from time to time approve, provided, however, that no Option may be exercised later than ten (10) years after the date of grant. Subject to the foregoing, Options are exercisable at such time or times as the Committee in its discretion may determine at or prior to the time such Option is granted. Current Options awarded vest over a four-year period. Options become 100 percent vested and are exercisable immediately in full upon a Change of Control of the Company. A Change of Control under the Plan means, generally, the acquisition by a person or entity of 50 percent or more of the Company's outstanding Common Stock, certain reorganizations, mergers or consolidations of the Company or the occurrence of certain tender or exchange offers.

     To exercise an Option granted under the Plan, the optionee must deliver to the Company payment in full for the shares being purchased, which payment must either be in cash or by check, or through delivery to the Company of shares of Common Stock. Optionees do not have any rights as shareholders of the Company with respect to shares that are subject to an Option until such time as the Option has been exercised and the optionee shall have become the holder of record of such shares.

     The exercise price of each Option granted under the Plan must be at least the market value of the Common Stock on the date of grant, determined in accordance with the Plan. On September 25, 1996, the closing price for the Common Stock as quoted on the NASDAQ Stock MarketSM was $1.50 per share.

     The Plan provides that if the optionee's employment is terminated for reasons other than disability or death, the option will terminate at the end of one month thereafter. If the optionee's employment is terminated by reason of his disability, then the Option will terminate at the end of three months thereafter. If the optionee's employment is terminated by reason of his death, then the Option will terminate at the end of six months thereafter. All of such time periods are subject to certain extensions at the discretion of the Board of Directors. However, in no event would an Option be exercisable beyond the date which is ten (10) years from the date of the grant.

     Stock Appreciation Rights. A SAR is a right to receive, without payment, an amount not in excess of (i) the fair market value on the exercise date of the number of shares of Common Stock for which the SAR is exercised less (ii) the exercise price of such SAR, which price shall be equal to the fair market value of such shares on the date of grant. As of the date of this Proxy Statement, the Company has not issued any SARs.

     Restricted Stock. The Plan provides that Restricted Stock may be awarded by the Committee, in lieu of cash compensation, to key employees and officers of the Company and its affiliates and non-employee directors of the Company. Restricted Stock may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee have been satisfied, which terms and conditions may include, among other things, the providing of services for a specified time or the achievement of specific goals. The recipient of Restricted Stock would be the record owner of such shares and would have the right to vote such shares, but any dividends or other distributions made or paid with respect to such shares would be accrued but not paid until the restrictions are removed. Provision is made for all restrictions on shares of Restricted Stock to be canceled in the event of a Change in Control.

     The Plan gives the Committee the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the shares of Restricted Stock awarded to a person under the Plan on such terms and conditions as the Committee may deem appropriate.

     If a person to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its affiliates, for any reason, prior to the satisfaction of all terms and conditions of an award, all Restricted Stock remaining subject to restrictions is thereupon forfeited by the person; provided, however, if the cessation is due to the person's death, disability, or retirement, the terms and conditions of the Restricted Stock shall be deemed to have been met for all or part of such remaining portion.

Shares of Common Stock Subject to the Plan

     A total of 1,303,930 shares of Common Stock (subject to adjustment upon the occurrence of certain events) are reserved for sale in connection with awards pursuant to the Plan. As of September 25, 1996, there were 640,250 shares of Common Stock subject to outstanding stock options and 164,133 shares reserved under the Plan which were not subject to outstanding stock options.
As of the same date, the market value of the 804,383 shares of Common Stock reserved for the issuance under such options was approximately $1,207,000, based on the closing price per share of the Common Stock of $1.50 on the NASDAQ Stock MarketSM on September 25, 1996. As of September 25, 1996, (i) no SARs had been awarded pursuant to the Plan, and (ii) 218,047 shares of Restricted Stock had been awarded, all to non-employee directors and the Chairman (subject to approval of the amendments). In addition, the Board of Directors has approved, subject to stockholder approval of these amendments, the grant to a number of employees of new options to acquire an aggregate of 389,500 shares of Common Stock.

Automatic Grants to Non-Employee Directors

     Pursuant to the Plan, the Company shall issue to each non-employee director, on the first day of each calendar quarter following a quarter during which such non-employee director served on the Company's board of directors (and, at the discretion of the non-interested members of the Board of Directors, for a period of up to one year following termination of such service), Restricted Stock with a fair market value of $1,000 for each month of service by such non- employee director during the preceding quarter (the fair market value to be determined by the closing price of the Common Stock on the last trading day of the preceding calendar quarter). The fee of $1,000 per month is subject to review and adjustment by a committee of directors who are
not non-employee directors.   In accordance with Rule 16b-3, a rule promulgated
by the Securities & Exchange Commission, the non-employee directors receiving Restricted Stock shall be restricted from selling such shares for a period of six months following the grant. Otherwise, such Restricted Stock issued to the non-employee directors shall not be subjected to restrictions.

Exercise Price of Options Awarded Pursuant to the Plan

     Options awarded pursuant to the Plan may not be granted at a price per share which is less than the fair market value of a share of the Common Stock on the date immediately preceding the date of grant.

Non-transferability of Awards

     No Award pursuant to the Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution.

Value of Awards Granted

         Although the Company is not able to determine the benefits to be received by participants under the Plan since awards thereunder are generally discretionary, subject to the approval of the amendments set forth above by the Company's Stockholders, the Company's former Chairman, Mr. Ringoen, Mr. Tilley, Mr. Cleveland and a non-employee director should receive the following under the Plan during 1996:

                                  PLAN AWARDS

                                                                 SHARES OF
                                     STOCK OPTIONS(1)        RESTRICTED STOCK(2)      DOLLAR VALUE
                                     ----------------        -------------------      ------------
Gordon W. Ringoen                              --                  17,500             $45,938(3)
George W. Tilley, CEO                     125,000                      --                  --
William B. Cleveland, CFO                  75,000                      --                  --
Former Non-Employee Director                   --                      --             $11,000(4)

----------------

1. Stock options awarded pursuant to the Plan which are specifically subject to Stockholder approval of the amendments to the Plan specified herein.

2. Based on January 9, 1996 Restricted Stock issuance of which 2,500 shares of Restricted Stock was earned monthly by the Chairman. Restricted Stock grants terminated upon Chairman's resignation effective August 8, 1996.

3. Based on the January 9, 1996 market price of $2.625.

4. To be awarded in shares of Restricted Stock, the number of which will vary depending upon the market price of the Common Stock.

     Restricted Stock and shares issuable upon the exercise of an Option are paid, at the specified vesting or exercise date, as the case may be, in shares of the Company's Common Stock. During 1995, awards were granted to the Company's executive officers as set forth in the Option/SAR Grants Table under the heading "Executive Compensation" in this Proxy Statement. During 1995, all of the Company's current executive officers as a group were granted a total of 110,000 stock options. During 1995, all employees of the Company, excluding all executive officers, but including all officers who are not executive officers, were granted a total of 40,000 options. During 1995, non-employee directors as a group were granted 41,711 shares of Restricted Stock as awards under the Plan.

Federal Income Tax Consequences

     Summarized below are the material federal income tax consequences of the Plan, based on applicable provisions of the federal income tax laws and regulations as currently in effect. As a general rule, no income will be recognized by grantees of Restricted Stock or by optionees upon the grant of either. Upon the removal of the restrictions with respect to the Restricted Stock, a grantee will generally recognize ordinary income equal to the fair market value of the shares of Common Stock when the restrictions lapse. However, a grantee may elect within thirty (30) days of the grant of the Restricted Stock to treat the grant, rather than the lapse of the restrictions, as the taxable event. In this case, the grantee will recognize ordinary income equal to the fair market value of the shares of the Restricted Stock (determined without regard to the restrictions) when the Restricted Stock is granted. Upon the exercise of an Option, the optionee will be treated as receiving taxable income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price for the shares. The Company generally will be entitled to a tax deduction in the same amount as, and at the same time as, the optionee or grantee recognizes income, provided the Company makes the proper federal employment tax withholding. In addition, in order to be deductible, the compensation must be ordinary and necessary, must be "reasonable" and must not exceed the deductible compensation limits under Section 162(m) of the Code. Upon a subsequent disposition of the shares received under an Award, any difference between the optionee's or grantee's basis and the amount realized on the disposition would be eligible for treatment as long-term capital gain or loss if the shares were held for more than twelve (12) months and were capital assets in the hands of the optionee or grantee.

APPROVAL

     The proposal to approve the amendments to the Amended 1989 Long-Term Incentive Plan requires the approval by the holders of a majority of the shares of the Common Stock represented at the Meeting. Proxies will be voted for or against such proposal in accordance with specifications marked thereon, and, if no specification is made, will be voted in favor of such proposal.


     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE AMENDED 1989 LONG-TERM INCENTIVE PLAN OF THE COMPANY.

                               EXECUTIVE OFFICERS

     The names of the current Executive Officers and certain information with respect to each are set forth below. All Executive Officers are elected annually by the Board of Directors to serve at the discretion of the Board of Directors or until their successors shall have been qualified or until their resignation or removal. The Executive Officer Compensation section which contains information as of December 31, 1995 with respect to the Executive Officers of the Company, also contains information on Former Executive Officers. The Board of Directors does not presently anticipate any material changes in the manner in which the Company compensates its Executive Officers. The current Executive Officers of the Company are:

                               EXECUTIVE OFFICERS

            NAME                       AGE                      POSITION AND BACKGROUND INFORMATION
            ----                       ---                      -----------------------------------
    George W. Tilley(1)   . . . . .    59            Interim Chairman of the Board, President and Chief Executive Officer

    William B. Cleveland  . . . . .    40            Chief Financial Officer, Vice President of Finance, Secretary and
                                                     Treasurer.  Mr. Cleveland was elected Chief Financial Officer in
                                                     August 1995 and Vice President of Finance, Secretary and Treasurer
                                                     in December 1993.  Mr. Cleveland has served in various positions with Halliburton Geophysical Services from 1976 through 1993, the most recent being Manager of International Manufacturing Accounting and Special Projects for Halliburton Energy Services.


----------------------------------
(1)  For information regarding Mr.Tilley, see "Election of Directors " above.

EXECUTIVE OFFICER COMPENSATION


                          SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term
                                         Annual Compensation                                      Compensation
                                --------------------------------------                            ------------
     Name and                                                           Other Annual                Awards             All Other
     Principal                                                          Compensation              Options/SARs        Compensation
     Position                    Year        Salary ($)    Bonus ($)        ($)                        (#)                ($)
        (a)                      (b)             (c)          (d)          (e)(2)                      (g)                (i)(3)
     ---------                  -----        ----------    ---------    ------------              ------------        ------------
J. Kelly Elliott. . . . . .     1995          60,000         45,000                                  50,000               1,800
Chairman of the Board . . .     1994          60,000         45,000                                  25,000               1,800


George W. Tilley(1) . . . .     1995         164,588        100,000                                  50,000               4,743
Chief Executive Officer . .     1994         150,000         60,000                                  25,000               2,164
                                1993          76,731            -0-                                 100,000                 -0-

William B. Cleveland  . . .     1995          92,650         35,000                                  10,000               2,772
Chief Financial Officer . .

---------------------------
(1) Mr. Tilley became President and Chief Executive Officer effective June 28, 1993. In conjunction with his appointment, Mr. Tilley was awarded stock options.
(2) No named Executive Officer received perquisites or other personal benefits in any of the Company's three most recent years for which the aggregate amount exceeded the lesser of either $50,000 or 10% of his total annual salary and bonus for such year.
(3)  Amounts reflect matching contributions to the Company's Savings Plan.




                   OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                      Individual Grants
                                      -----------------
                                                                                       Potential Realizable Value at
                                                                                            Assumed Annual Rates
                                         % of Total                                     of Stock Price Appreciation
                                        Options/SARs                                           For Option Term
                                         Granted to       Exercise or                  -----------------------------
                         Options/SARs   Employees in      Base Price
     Name                 Granted (#)    Fiscal Year        ($/Sh)       Expiration Date     5%$($)        10% ($)
     (a)                     (b)            (c)               (d)             (e)              (f)           (g)
   -------               -----------    -----------      -------------   ---------------     -------      --------
J. Kelly Elliott. . . . .  50,000         33.33%              2.31          6/1/2005         $72,716      $184,276


George W. Tilley. . . . .  50,000         33.33%              2.31          6/1/2005          72,716       184,276


William B. Cleveland. . .  10,000          6.67%              2.31          6/1/2005          14,543        36,855

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                                                                 VALUE OF UNEXERCISED
                                                                      NUMBER OF UNEXERCISED          IN-THE MONEY
                                                                         OPTIONS/SARS AT            OPTIONS/SARS AT
                           EXERCISED DURING YEAR                       FISCAL YEAR-END (#)        FISCAL YEAR-END ($)
                           ---------------------                    -------------------------  -------------------------
                                   SHARES
        NAME                ACQUIRED ON EXERCISE    VALUE REALIZED  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
         (A)                        (B)                  (C)                  (D)                       (E)(1)
      ---------             --------------------   ---------------  -------------------------   ------------------------
J. Kelly Elliott  . . . .           none                 none              175,000                  $176,675(2) / -0-
                                                                         175,000 / -0-

George W. Tilley  . . . .           none                 none              175,000
                                                                       56,250 / 118,750           $85,519(3) / $109,856(4)

William B. Cleveland  . .           none                 none               30,000
                                                                        5,000 / 25,000             -0- (5) / $1,900(6)

---------------------

(1) Price per share as of December 31, 1995 for Grant Geophysical, Inc. Common Stock - $2.50.
(2) Exercise price per share of incentive stock options - $1.125 - 1993, $1.313 - 1994 and $2.31 - 1995.
(3) Exercise price per share of incentive stock options - $0.938 - 1993 and
    1.313 - 1994.
(4) Exercise price per share of incentive stock options - $0.938 - 1993, $1.313 - 1994 and $2.31 - 1995.
(5) Exercise price per share of incentive stock options - $2.50.
(6) Exercise price per share of incentive stock options - $2.50 - 1994 and $2.31 - 1995.


BOARD OF DIRECTORS COMPENSATION

     Effective January 1, 1994, non-employee Directors of the Company began participating in the Company's Amended 1989 Long-Term Incentive Plan which allows the Company to issue restricted stock of the Company in lieu of part or all of the Directors' fees. The shares of restricted stock will be automatically issued on the first day of each calendar quarter following a calendar quarter of service. The fair market value of the restricted stock will be the closing price of the Common Stock on the last trading day of the preceding calendar quarter. During 1995, non-employee Directors of the Company collectively were granted 41,711 shares, with a market value of $103,000, of restricted stock of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1995, the Compensation Committee consisted of Messrs. Gaither, Russell and Webster. The Committee serves the role of setting the Company's Executive Compensation philosophy and establishing compensation levels for executive officers. For the period January 9, 1996 to August 8, 1996 the Compensation Committee consisted of Messrs. Attra, Adcock and Macdonald. Effective August 8, 1996, the Compensation Committee consists of Messrs. Attra, Adcock and Gaither.

     The Company had no interlocking relationships during 1995 with respect to its Compensation Committee, the members of its Board of Directors or its Executive Officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Overall Compensation Philosophy and Objectives

     The primary objective of our executive compensation program is to help the Company attract and retain outstanding executive talent, while concurrently motivating these individuals to maximize stockholder value. We strive to accomplish this goal by basing our total compensation philosophy on the following fundamental directives:

          o Hire, retain, develop, and reward highly talented and performance-oriented executives;

          o Emphasize pay for performance.by placing a significant portion of executive compensation "at risk"

          o Encourage employee stock ownership to further align the long-term interests of the executives with the long-term interests of the stockholders; and

          o Integrate short- and long-term operating, financial, and strategic objectives of the Company by establishing compensation plans which reward executives for maintaining an appropriate balance.

     The next section describes the Company's programs by element of compensation and discusses how each component relates to the Company's overall compensation philosophy. All plans mentioned pertain to the executive officer group.

     In reviewing this information, reference is often made to the use of competitive market data as a criteria for establishing targeted compensation levels. It should be noted that the market data are based on general industry norms (i.e., market median) for companies our size. The Company did not consider market data for the peer comparison shown in the performance graph since the Company recruits talent from a broader market.

    Base Salary

     The objective of the Company's base salary program is to provide base pay to executives which approximates competitive market levels. With the assistance of an independent compensation consulting firm, we periodically review our executive pay levels to assure consistency with the external market.

     In determining appropriate salary levels by individual position, we not only look at external pay practices, we also consider individual performance, level of corporate responsibility, and job experience. Accordingly, base salary levels by individual incumbent may vary from the indicated market levels once adjusted for these additional factors.

     The base salary program serves as an effective tool to attract and retain top quality senior management. By considering factors such as individual performance in determining annual increases, the base salary program also serves to motivate executives toward exemplary performance standards.

     Annual Incentives

     Annual Incentive (bonus) opportunities are made available to the executive officer group and reward for noteworthy performance at corporate, business unit, and individual levels. The Company's 1995 Management Incentive Plan (the "Management Incentive Plan") was focused on accomplishing the short-term to intermediate-term financial and operating goals of the Company. The Management Incentive Plan was also designed to emphasize a philosophy of delivering compensation for exceptional levels of performance.

     In order to gauge performance, the Compensation Committee must establish and approve the criterion and specific financial targets to be used in the Management Incentive Plan each year. In 1995, the Management Incentive Plan incorporated both earnings per share and cash flow relative to budget as the measures for setting incentive objectives at the corporate level. Net income applicable to Common Stock is used to gauge performance at the business unit level. Individual performance was also assessed using discretionary measures to evaluate each participant's contribution to the overall success of the Company.

     Target award opportunities varied by individual position and were expressed as a percent of base salary. The amount a particular executive could earn was directly dependent on the individual's position, responsibility, and ability to impact the Company's financial success. In order for any individual to be eligible for award opportunities under the Management Incentive Plan, the Company was required to achieve a threshold (minimum) cash flow performance level which, if attained, served as a "trigger" to activate the plan. In 1995, the Company did not reach this required level of performance and, hence, no bonuses were awarded under the Management Incentive Plan.

     For 1995, however, the Board of Directors determined the Company had achieved specific discretionary measures. Based on this, the Board of Directors awarded Mr. Tilley, Mr. Elliott, and Mr. Cleveland discretionary bonuses of $100,000, $45,000, and $35,000, respectively.

     Long-Term Incentives

     The Company maintains the Amended 1989 Long-Term Incentive Plan (the "Incentive Plan") which is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to our stockholders. The Company's long-term incentive vehicles include stock options, stock appreciation rights and restricted stock.

        Stock options. Stock options align the interests of employees and stockholders by providing value to the executive through stock price appreciation only. To foster a long-term perspective, options granted under the Incentive Plan are not fully exercisable until four years from the date of grant, and awards cannot be made at an option price less than fair market value on the date of grant. All options have a ten year term before expiration.

         Stock option awards are made on a periodic basis at the discretion of the Compensation Committee. Stock option grant sizes, as well as appropriate overall levels of shares reserved for such plans, are established by regularly examining competitive market practices. The exact number of shares actually granted to a particular participant is also based on the Company's financial success, its future business plans, and the individual's position and level of responsibility within the Company.

         During 1995, the Compensation Committee granted stock options to the following executive officers: Messrs. Tilley, Elliott, and Cleveland were awarded options to acquire 50,000, 50,000 and 10,000 shares of Common Stock, respectively.

         Under the provisions of the Incentive Plan, the Compensation Committee maintains the ability to grant stock appreciation rights ("SARs"). SARs are similar to stock options in the sense that they provide value to the executive equivalent to the amount the stock price appreciates from the date of grant. Recent changes in federal regulations regarding insider trading and new rules allowing for broker-financed cashless option exercises have significantly reduced the usage of SARs. The Company made no SAR grants in 1995.

         Restricted stock. Restricted stock awards support the overall compensation philosophy of the Company by delivering increased pay for enhanced performance, aligning management interests with stockholder interests through ownership of stock, and encouraging retention of quality executives during the restriction period. Restricted stock represents common stock of the Company subject to restrictions on transfer of ownership. Under the Management Incentive Plan, restricted stock may be granted periodically as determined by the Compensation Committee. No restricted stock awards were made to the Company's employees in 1995; however, restricted stock awards were made to the Company's non-employee Directors in lieu of the Directors' fees.

    Benefits and Perquisites

    In addition to base salary, annual incentives and long-term incentives, the Company provides executive benefits and perquisites to key members of senior management. These include principally monthly automobile allowances and club memberships. These elements of pay are not intended to be tied to performance, rather, they serve as part of a competitive total compensation plan.

         1995 Chief Executive Officer ("CEO") Pay. As previously described, we consider several factors in developing an executive compensation package. For the CEO, these factors include competitive pay practices, performance level, experience, achievement of strategic goals, and financial success of the Company. Specific actions taken by the Compensation Committee regarding the CEO's compensation are summarized below.

        o Base Salary. Mr. Tilley's base salary for the fiscal year 1995 was approximately $164,600.

        o Annual Incentives. Mr. Tilley received an annual incentive (discretionary bonus) award of $100,000 for 1995.

        o Long-Term Incentives. Mr. Tilley was awarded stock options to acquire 50,000 shares of Common Stock in June 1995. Awards are made periodically at the discretion of the Compensation Committee. Size and frequency of awards is determined by competitive practice, the Company's financial success, the Company's future business plans and individual level of responsibility as determined subjectively by the Compensation Committee.

        o $1 Million Pay Deductibility Cap. In 1993, the U.S. Treasury Department issued regulations that prevent publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million. At this time, the Company's executive officer compensation levels do not exceed the $1 million pay limit and will most likely not be affected by the regulations in the near future. Nonetheless, the Company's Compensation Committee of the Board of Directors plans to review the final regulations and, if appropriate, take necessary actions in the future to avoid losing any tax deductions related to compensation.

Conclusion

     The preceding report has been compiled and presented over the names of the Compensation Committee of the Board of Directors of the Company.

                         Compensation Committee Members
                         ------------------------------

                                Harvey D. Attra
                               J. Michael Adcock
                               Orville D. Gaither

PERFORMANCE GRAPH

           The performance graph shown below indicates the shareholder return on $100 invested in the Company's Common Stock from September 1990 (the month and year of the Company's initial public offering of Common Stock) to December 1995. The performance of the Company's Common Stock is compared with shareholder returns based on (i) the Standard & Poor's 500 Stock Index and (ii) an industry peer group index(1). All shareholder returns are calculated assuming the reinvestment of dividend payments.

                           GRANT GEOPHYSICAL, INC.
                    COMPARISON OF CUMULATIVE TOTAL RETURN

                                   [GRAPH]

                    ---------------------------------------------------------
                      1990      1991      1992      1993      1994      1995
-----------------------------------------------------------------------------
Grant Geophysical   $100.00   $151.02    $55.10    $22.45    $38.78    $40.82
-----------------------------------------------------------------------------
S & P 500           $100.00   $130.48   $140.46   $154.62   $156.66   $215.54
-----------------------------------------------------------------------------
Peer Group          $100.00   $105.75   $113.15   $144.02   $224.67   $477.22
-----------------------------------------------------------------------------


------------------------

(1) The industry peer group, reflected for all years in the performance graph above, consists of the following companies:

      Dawson Geophysical Company
      Digicon Inc.*
      Input/Output, Inc.
      Seitel, Inc.
      Universal Seismic Acquisition


* For the above graph, Digicon, Inc. was not included until 1992 due to an anomalous change in stock price in 1991 resulting from an emergence from bankruptcy. Including Digicon, Inc. for 1991 skewed and misrepresented the peer group index.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and Executive Officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, Executive Officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file. Based solely upon a review of such Forms 3, 4 and 5 and any amendments thereto furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all such applicable filing requirements were complied with by each of the Executive Officers, Directors and greater than 10% shareholders, except for one report relating to one transaction for Mr. L. E. Simmons, a former director of the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company has entered into an exclusive agreement with Macdonald & King, Incorporated, a financial services firm, for the purpose of assisting the Company in securing additional sources of financing including equipment financing and short- and long-term financing. Mr. William C. Macdonald, a former director of the Company, is the Chairman of the Board and sole shareholder of Macdonald & King, Incorporated. Pursuant to the terms of the agreement, the Company is obligated to compensate Macdonald & King, Incorporated in connection with financing obtained by the Company from certain entities it had introduced to the Company prior to Mr. Macdonald's resignation from the Company's Board of Directors effective August 8, 1996. The Company's obligations under this agreement expire December 1, 1996.

    On April 17, 1995, the Company negotiated a $1,000,000 short-term credit facility with Elliott Associates, L.P. ("Elliott"), a significant holder of the Company's $2.4375 Preferred Stock. In June 1995, the loan was increased to $1,750,000 and the expiration date was succeedingly extended to February 20, 1996. The loan was repaid by the Company on the expiration date.

    On March 20, 1996, the Company issued 143,000 shares of the Company's $2.4375 Preferred Stock to Westgate International, L.P., an affiliate of Elliott ("Westgate"), for an aggregate purchase price of $1,573,000.

    Management believes that such transactions described above were on terms that were at least as favorable to the Company as would have been available from unaffiliated parties. Future transactions, if any, with affiliates of the Company will be on terms no less favorable than could be obtained from an unaffiliated party and will be approved by a disinterested majority of the Board of Directors of the Company.


                                    AUDITORS

    The appointment of the firm of independent certified public accountants selected to audit the Company's financial statements is subject to approval by the Board of Directors and is not being submitted to stockholders for ratification or approval. During the year ended December 31, 1995, KPMG Peat Marwick was employed principally to perform the annual audit and to render other services to the Company. A representative of KPMG Peat Marwick is expected to be present at the Meeting and will have an opportunity to make an independent statement if he or she desires to do so, although it is not expected that any statement will be made. The representative is expected to be available to respond to appropriate questions.

                          DATE FOR RECEIPT OF PROPOSALS

    Proposals by Stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company no later than March 12, 1997, in order to be qualified for inclusion in the Company's Proxy Statement and form of proxy for such meeting.


                                 OTHER BUSINESS

   The Board of Directors is aware of no matters other than those specifically stated in the Notice of Annual Meeting which are to be presented for action at the Meeting. However, should any further matters requiring a vote of the Stockholders arise, it is the intention of the persons named in the Proxy to vote the shares covered thereby as they may deem advisable.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        William B. Cleveland, Secretary
October 1, 1996

                            GRANT GEOPHYSICAL, INC.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GRANT GEOPHYSICAL, INC. -- COMMON STOCK PROXY -- for the Annual Meeting of Stockholders at 10:00 a.m., November 1, 1996, at The Holiday Inn, 14703 Park Row, Houston, Texas 77079.

The undersigned hereby appoints George W. Tilley and William B. Cleveland, or either of them, with full power of substitution, as Proxies to vote the Common Stock of the undersigned at the above stated Annual Meeting, and any postponements or adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement as indicated on the reverse side.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR IN PROPOSALS 1 AND 2 WITH THE DISCRETION OF THE PROXY OR PROXIES ON ANY OTHER BUSINESS.

Any Proxy heretofore given by the undersigned with respect to such stock is being revoked.

Receipt of the Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

           (Continued and to be dated and signed on the reverse side)

PLEASE MARK BOXES [ ] IN BLUE OR BLACK INK.

1.       Election of Directors   FOR ALL NOMINEES [ ]   AGAINST ALL NOMINEES [ ]

              George W. Tilley, Harvey D. Attra, Orville D. Gaither

         [ ]       FOR ALL NOMINEES, except the following



2. To approve certain amendments to the Company's Amended 1989 Long-Term Incentive Plan.

         FOR [ ]        AGAINST [ ]          ABSTAIN [ ]


3. In their discretion, the proxies are authorized to vote as they deem appropriate upon any matter that properly may come before the Meeting or any adjournment thereof.




                               Do you plan to attend the Meeting?

                               YES [ ]        NO [ ]

                               Joint owners must EACH sign.  Please sign
                               EXACTLY as your name(s) appear(s) on this card. When signing as an attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.


                               DATE                                    , 1996
                                   ------------------------------------

                            GRANT GEOPHYSICAL, INC.



                             AMENDED 1989 LONG-TERM
                            INCENTIVE PLAN DOCUMENT

                  (AMENDED EFFECTIVE AS OF NOVEMBER 14, 1995)
                     ---SUBJECT TO STOCKHOLDER APPROVAL---

                                  CONFIDENTIAL

                            GRANT GEOPHYSICAL, INC.

                     Amended 1989 Long-Term Incentive Plan
                  (Amended Effective as of November 14, 1995)

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Non-Employee Directors of the Company and to promote the success of the Company's business.

2.      Definitions.  As used herein, the following definitions shall apply:

        (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

        (b)      "Common Stock" shall mean the Common Stock of the Company.

        (c) "Company" shall mean Grant Geophysical, Inc., a Delaware corporation.

        (d) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 5 of the Plan, if one appointed.

        (e) "Continuous Status as an Employee" shall, for the purposes of this Plan and the Options granted and Restricted Shares issued hereunder only, mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave (including leave on account of disability or military leave, provided that such sick leave or military leave is for a period of not more than 90 days, except as may otherwise be approved by the Board and specified in writing by the Company), or any other leave of absence approved by the Board and specified in writing by the Company, subject to any conditions of such approval. In the event that at the end of such leave the Employee does not resume his service to the Company, his employment or relationship with the Company (and his Continuous Status as an Employee) shall be deemed to have terminated as of the end of the leave period.

        (f) "Employee" mean any person, including officers and directors, employed by the Company or any Parent, if any, or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company; provided, however, the Chairman of the Board shall be considered an officer of the Company for this purpose and shall be deemed to be an Employee.

        (g) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Internal Revenue Code of 1986, as amended.

        (h) "Plan" shall mean this Amended 1989 Long-Term Incentive Plan, as amended from time to time.

        (i) "Share" shall mean a share of the Common Stock (par value $.002), as adjusted in accordance with Section 12 of the Plan.

        (j) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Internal Revenue code of 1986, as amended.

        (k) "Award" shall mean an Award described in Section 3 of this Plan.

        (l) "Option" shall mean either an incentive stock option or non-qualified stock option, as defined in Section 3, herein.

        (m) "Non-Qualified Stock Option" shall mean a non-qualified stock option as defined in Section 3, herein.

        (n) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 3, herein.

        (o)      "Restricted Stock" shall mean restricted stock as defined in
                 Section 3, herein.

        (p) "Stock Appreciation Right" shall mean a stock appreciation right as defined in Section 3, herein.

        (q) "Award Agreement" shall mean an agreement entered into between the Company and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant, including stock option and restricted stock agreements.

        (r) "Code" shall mean the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

        (s) "Exchange Act" shall mean the Securities Exchange Act of 1934 and the regulations thereunder, as amended from time to time.

        (t) "Participant" shall mean an individual who has been granted an Award pursuant to this Plan.

        (u)      "Plan Year" shall mean the calendar year.

        (v) "Non-Employee Director" shall mean a member or former member of the Board of Directors of the Company who is not also an Employee.

3.      Awards

        An Award is the right to receive compensation, payable in cash, Common Stock or other securities of the Company or an Affiliate, or any combination thereof. All Awards made pursuant to this Plan are in consideration of services performed or to be performed for the Company or its Affiliates. The Committee may establish minimum performance targets with respect to each Award. Performance targets may be based on financial criteria, such as the Fair Market Value of Common Stock or other objective measures of financial performance of the Company, or may be based on the performance of a division, subsidiary or Affiliate of the Company, or the performance of an individual Participant. Notwithstanding anything in this Plan to the contrary any Awards of stock options or similar rights, or stock appreciation rights shall contain the restrictions on assignability in Section 12 of this Plan to the extent required under Rule 16b-3 of the Exchange Act. The following types of Awards may be granted under this Plan, singly or in
        combination or in tandem   with other Awards, as the Committee may
        determine:

        (a) Non-Qualified Stock Options. A non-qualified stock option is a right to purchase, during such period of time as the Committee may determine, a specified number of shares of Common Stock or other security, which does not qualify as an incentive stock option under Section 422A of the Code, at a fixed option price equal to no less than 100% of the Fair Market Value of the Common Stock or other security on the date the Award is granted.

        (b) Incentive Stock Options. An incentive stock option is a right to purchase, during such period of time as the Committee may determine, a specified number of shares of Common Stock or other security, that shall comply with the requirements of
                 Section 422A of the Code or any successor section, at a fixed option price equal to no less than 100% of the Fair Market Value of the Common Stock or other security on the date the Award is granted.

        (c) Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment, an amount not in excess of
                 (i) the Fair Market Value on the exercise date of the number of shares of Common Stock for which the stock appreciation right is exercised less (ii) the exercise price of such stock appreciation right, which price shall equal the Fair Market

                 Value of such shares on the date the stock appreciation right was granted (or, in the case of an option with a tandem stock appreciation right, the option price that the optionee would otherwise have been required to pay for such shares). The right to receive such amount shall be conditioned upon the surrender of the stock appreciation right (or of both the option and the stock appreciation right in the case of a tandem stock appreciation right, or a portion of either). Stock appreciation rights shall be payable in Common Stock, cash or a combination thereof.

        (d) Restricted Stock. Restricted stock is Common Stock or other security of the Company or any Affiliate that is subject to restrictions on transfer and such other restrictions on the incidents of ownership as the Committee may determine. Restricted Stock Awards may be made without cash payment by, or other out of pocket consideration from the Participant, either on the date of grant or the date the restriction(s) lapse or are removed.

4. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned, granted and/or sold under the Plan is 2,803,930 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option or Restricted Share should expire, lapse or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the plan shall have been terminated, become available for future grant under the Plan. Any shares sold under the Plan and subsequently repurchased by the Company shall be available for new issuance pursuant to the Plan; however, the number of shares reissued in this manner shall be included in computing the aggregate number of shares sold under the Plan.

5.      Administration of the Plan.

        (a) Procedure. The Plan shall be administered by the Board of Directors of the Company.

                 (i) Subject to subparagraph (ii), the Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors or one or more officers of the Company to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the

                         Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                         Members of the Board who either are eligible for Options, Restricted Stock, or Stock Appreciation Rights or have been granted Options, Restricted Stock or Stock Appreciation Rights may vote on any matters affecting the Administration of the Plan or the grant of any Options, Restricted Stock, or Stock Appreciation Rights pursuant to the Plan, except that no such member shall act upon the granting of an Option, Restricted Stock or Stock Appreciation Rights to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options, Restricted Stock or Stock Appreciation Rights to him.

                 (ii) Notwithstanding the foregoing subparagraph (i), if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, from the effective date of such registration until six months after the termination of such registration, any grants of Options, Restricted Stock, or Stock Appreciation Rights to directors shall only be made by the Board of Directors; provided, however, that if a majority of the Board of Directors is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year, any grants or Options, Restricted Stock, Stock Appreciation Rights to directors must be made by, or only in accordance with the recommendation of, a Committee consisting of three or more persons, who may but need not be Directors or employees of the Company, appointed by the Board of Directors and having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option, Restricted Stock, or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. Any committee administering the Plan with respect to grants to officers who are not also directors shall conform to the requirements of the preceding sentence. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Subject to the foregoing, from time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

        (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (1) to grant Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, and/or Restricted Stock as described in Section 3 of the Plan; (ii) to determine upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock;
                 (iii) to determine the exercise price per share of Options or Restricted Stock to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees to whom, and the time or times at which, Options, Restricted Stock or Stock Appreciation Rights shall be granted and the number of shares to be represented by each Award; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating the Plan;
                 (vii) to determine the terms and provisions of each Option, Restricted Stock or Stock Appreciation Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, Restricted Share, or Stock Appreciation Right; (viii) to accelerate or defer (within the consent of the Participant) the exercise date of any Option, Restricted Stock, or Stock Appreciation Right consistent with the provisions of Section 6(b) of the Plan;
                 (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option, Restricted Stock or Stock Appreciation Right previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants receiving awards granted under the Plan.

6.      Eligibility.

        (a) Except for automatic grants of Restricted Stock to Non-Employee Directors as provided in Section 11 hereof, Options, Restricted Stock, or Stock Appreciation Rights may be granted only to Employees. An Employee or Non-Employee Director who has been granted an Award may, if he is otherwise eligible, be granted additional Awards.

        (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other incentive stock options granted to such

                 Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share) as of the date of grant of the Option covering such Share in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year.

        (c) The Plan shall not confer upon any Participant or Purchaser any right with respect to continuation of employment with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

7. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 19 of the Plan. It shall continue in effect from June 20, 1989 to June 21, 1999, unless sooner terminated.

8.      Exercise Price and Consideration.

        (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                 (i) In the case of any Option, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

                 (ii) In the case of any Incentive Stock Option granted to any person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

        (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the last reported bid and asked prices of the Common Stock on the last trading day immediately preceding the date of grant (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System), or, in event the Common Stock is listed on a stock exchange or quoted on the NASDAQ National Market System, the fair market value per Share shall be the reported closing price on such exchange or in the NASDAQ National market on the last trading day immediately prior the date of grant.

        (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, check or promissory note, (ii) other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iii) or a loan from a stockbroker extended to the Company on behalf of an optionee for purposes of exercising an option, so long as the optionee gives proper written notice to the Company of his exercise of the option, the optionee instructs the Company to deliver the shares with respect to which the option is being exercised to the stockbroker, and the Company promptly follows the optionee's instructions to deliver such shares to the stockbroker, or (iv) any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the Delaware General Corporation Law.

9.      Options

        (a)      Term of Options

                 The term of each Option shall be ten (10) years from the date of the grant thereof or such shorter term as may be provided in the Award Agreement. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of any Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

        (b)      Exercise of Options.

                 (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

                         An Option may not be exercised for a fraction of a Share.

                         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the

                         Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other Right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

                         Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                 (ii) Termination of Status as an Employee. If a Participant's Continuous Status as an Employee terminates, the Participant may, but only within one
                         (1) month (or such other period of time as is determined by the Board and is specified in writing by the Company; provided, however, in the case of an Incentive Stock Option, such period shall not exceed three (3) months) after the date he ceases to be an Employee of the Company (but in no event later than ten years from the date of grant of the Option), exercise his Option to the extent that (A) the Option was vested and (B) the Participant was entitled to exercise it, at the date of such termination. To the extent that the Option was not vested or he was not entitled to exercise the Option, at the date of such termination, or if he does not exercise such Option within the times specified herein, the Option shall terminate.

                 (iii) Disability. Notwithstanding the provisions of Section 9(b) (ii) above, in the event of termination of Continuous Status as an Employee as a result of a Participant's disability (as defined in Section 22
                         (e)(3) of the Internal Revenue Code of 1986), the Participant may, but only within three (3) months (or such other period of time not less than three (3) months nor more than twelve (12) months, as determined by the Board and specified in writing by the Company) from the date of termination (but in no event later than ten years from the date of grant of the Option) exercise his Option to the extent that (A) the Option was vested and (B) the Participant was entitled to exercise it, at the date of such termination. To the extent that the Option was not vested or the Participant was not entitled to exercise the Option, at the date of such termination, or if the Participant does not exercise such Option within the time specified herein, the Option shall terminate.

                 (iv) Death of Participant. Notwithstanding the provisions of Section 9(b)(ii) above, in the event of (A) the death of a Participant during the term of his Option, where such Participant is at the time of his death an Employee of the Company and such Participant shall at the date of death have been in Continuous Status as an Employee since the date of grant of the Option, or (B) the death of a Participant within thirty (30) days after the termination of such Participant's Continuous Status as an Employee, then the Option may be exercised at any time within six (6) months (or such other period of time not less than six months nor more than twelve (12) months as determined by the Board and specified in writing by the Company) following the date of death (but in no event later than ten years from the date of grant of the Option), by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that (A) the Option was vested as of the date of termination, and
                         (B) the Participant was entitled to exercise it at the date of termination.

10.  Restricted Stock

        (a)      Awards

                 Except as otherwise specifically provided in Section 11 hereof or in the grant of an Award of Restricted Stock, such Awards shall be granted solely for services rendered to the Company or any Affiliate by the Employee or Non-Employee Director prior to the date of the grant and shall be subject to the following terms and conditions:

                 (i) The shares subject to an Award shall be forfeited to the Company if the employment of the employee by the Company, (with or without cause) other than death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), prior to a "Change in Control" of the Company as defined in
                         Section 14 herein, or prior to the lapsing of time restrictions.

                 (ii) If at any time the recipient dies or becomes disabled, or in the event of a "Change in Control" of the Company, as described in

                         Section 14 herein, such recipient shall be entitled to retain the number of shares subject to the Award.

                 (iii) Awards may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

        (b)      Nontransferability of Awards

                 Shares of Stock subject to Awards shall not be transferable and shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time prior to the first to occur of the death or disability of the recipient of an Award or a Change in Control, or the lapsing of time restrictions on the Award.

        (c)      Rights as a Stockholder

                 An Employee or Non-Employee Director who receives an Award shall have rights as a stockholder with respect to shares covered by such Award to receive dividends in cash or other property or other distributions or rights in respect to such shares and to vote such shares as the record owner thereof.

11.     Restricted Stock Grants to Non-Employee Directors

        (a)      Automatic Quarterly Grant.

                 Each Non-Employee Director, effective on the date of the Non-Employee Director's election or re-election to the Board of Directors of the Company (commencing January 1, 1994 for those Non-Employee Directors serving on the Board of Directors as of such date) shall be automatically granted Restricted Stock in accordance with the following:

                 (i) on the first day of each calendar quarter following a quarter during which such Non-Employee Director served on the Company's Board of Directors, such Non-Employee Director shall receive Restricted Stock with a fair market value (determined in accordance with Section 8(b) hereof) of One Thousand and No/100 Dollars (subject to adjustment by a committee of the Board of Directors made up of directors who are not Non-Employee Directors on a basis no more frequently than bi-annually) for each calendar month (full or partial) of service during the preceding calendar quarter. At the discretion of a committee of the Board of Directors made up of disinterested Directors, the automatic grants of Restricted Stock may continue for a period of up to one year following the termination of a Director's service on the Company's Board of Directors, for whatever reason.

                 (ii) A Non-Employee Director shall be eligible to receive a grant of Restricted Stock as provided in this Section 11(a) only if, as of the date of such grant, the Non-Employee Director (A) is not otherwise an Employee, and (B) has not been an Employee for any portion of the three-month period preceding the date of grant.

                 (iii) The first grant of Restricted Stock to Non-Employee Directors pursuant to this Section 11 shall be as of April 1, 1994, for the Non-Employee Directors serving during the first calendar quarter of 1994.

                 (iv) In the event that calculation of an Award of Restricted Stock pursuant to this Section 11 results in fractional shares of Restricted Stock, such number shall be rounded up to the next whole number so that no fractional shares will be issued.

        (b)      Restrictions.

                 The Restricted Stock awarded to a Non-Employee Director pursuant to this Section 11 shall not be subject to any of the restrictions set forth in Section 10 hereof; provided, however, such shares of Restricted Stock may not be transferred, sold or assigned by a Non-Employee Director during the six-month period immediately following the date of grant.

        (c)      Automatic Grants.

                 Except for the automatic grants of Restricted Stock under
                 Section 11(a), no Awards shall otherwise be granted to Non-Employee Directors hereunder, and the Board shall not have any discretion with respect to the grant of Restricted Stock to Non-Employee Directors within the meaning of Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

12. Assignability. Awards may not be assigned or transferred in any manner other than by will or by the laws of descent or distribution and may be exercised only by a participant or his guardian or legal representative.

13. Adjustments Upon Change in Capitalization, Merger or Reorganization. Subject to any required actions by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Restricted

        Share and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Restricted Shares have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Restricted Share as well as the price per share of Common Stock covered by each such outstanding Option or Restricted Share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or number or price of Restricted Shares.

        In the event of the proposed dissolution or liquidation of the Company, any outstanding Options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board, and may give each Participant the right to exercise his Option as to all or any part of the Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company , or the merger of the Company with or into another corporation, Options shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable "in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

        In the event that the Company forms a new corporation and the shareholder owning Company Common Stock exchange these shares for common stock of the new corporation, the Board may authorize the substitution of options granted prior to 1991 for common stock of the new corporation for the options granted herein for Company Common Stock. The transaction shall be structured to ensure that (1) the substitution is fair and equitable to the Employees and (2) any options granted as incentive stock options granted b substitution remain qualified as incentive stock options.
        The board shall not be required to submit a substitution structured in this manner to the shareholders for approval.

14.     Change in Control

        The vesting periods for all Awards granted under the plan shall automatically and fully accelerate in the event of a "Change in Control".

        For purposes of this Section, a "Change in Control" means the occurrence of one or more of the following events: (i) any corporation, person or other entity other than the Company makes a tender or exchange offer for shares of common stock of the Company and shares of the Company are purchased pursuant thereto; (ii) more than fifty percent (50%) of the Company's common stock is acquired by any person or group; or (iii) the stockholders of the company approve a definitive agreement to merge the Company into another corporation, to consolidate the Company with another corporation, or to sell or otherwise dispose of substantially all of the Company's assets.

        Notwithstanding the foregoing, in no event shall the distribution by the Company to its stockholders of stock in a subsidiary be deemed a Change in Control.

15.     Time of Granting Options, Restricted Stock, or Stock Appreciation
        Rights

        The date of grant of an Award Option shall, for all purposes, be the date on which the Board makes the determination granting such an award. Notice of the determination shall be given to each Employee to whom an Award is so granted within a reasonable time after the date of such grant.

16.     Amendment and Termination of the Plan.

        (a) Amendment and Termination. The board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

                 (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 13 of the Plan;

                  (ii) any material change in the designation of the class of employees eligible to be granted Options or Stock Appreciation Rights; or

                 (iii) if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

        (b) Stockholder Approval. If any amendment requiring stockholder approval under Section 16(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in Section 19(a) of the Plan.

        (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Board and the Participant or Purchaser which agreement must be in writing and signed by the Company and the Participant or Purchaser.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Award Agreements. Awards shall be evidenced by written award agreements in such form as the Board shall approve.

19. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If and in the event that the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the approval of such stockholders of the Company shall be:

        (a) (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

        (b) obtained at or prior to the first annual meeting of stockholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act.

                 If such stockholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all stockholders of the Company.

20. Stock Appreciation Rights. The Board may, in its discretion, grant Stock Appreciation Rights to Participants at the same time as such Participants are awarded Options under the Plan. Such Stock Appreciation Rights shall be evidenced by agreements in such form as the Board shall from time to time approve. Such agreements shall comply with, and be subject to, the following terms and conditions:

        (a) The Board may, in its discretion, include in any Stock Appreciation Rights granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time (specified in the agreement) from the date the Stock Appreciation Rights are granted. No such agreement shall impose upon the Company or any Parent or Subsidiary, however, any obligation to employ the Participant for any period of time.

        (b) Each Stock Appreciation Right shall be related to a specific Option under the Plan, and shall be awarded to a Participant concurrently with the grant of such option. The number of Stock Appreciation Rights held by a Participant shall be reduced by the number of Stock Appreciation Rights exercised for Shares or cash under the Stock Appreciation Rights agreement.

        (c) A Participant shall exercise Stock Appreciation Rights by giving written notice of such exercise to the Company. The date upon which such written notice is received by the Company shall be the exercise date for the Stock Appreciation Rights.

        (d) Each Stock Appreciation Right shall entitle a Participant to the following amount of appreciation -- the excess of the fair market value of a Share on the exercise date over the option price of the related Option. The total appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Right determined under the preceding sentence.

        (e) In the discretion of the Board, the total appreciation available to a Participant from an exercise of Stock Appreciation Rights may be paid to the Participant either in Shares or in cash. If paid in cash, the amount thereof shall be the amount of appreciation determined under Section 20(d) above. If paid in Shares, the number of Shares that shall be issued pursuant to the exercise of Stock Appreciation Rights shall be determined by dividing the amount of appreciation determined under Section 20(d) above by the fair market value of a Share on the exercise date of the Stock Appreciation Rights; provided, however, that no fractional shares shall be issued upon the exercise of Stock Appreciation Rights.

        (f) A Participant may exercise a Stock Appreciation Right for cash only in conjunction with the exercise of the Option to which the Stock Appreciation Right relates. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise Options under the plan. Adjustment to the number of shares in the Plan and the price per share pursuant to Section 13 above shall also be made to any Stock Appreciation Rights held by each Participant. Any termination, amendment, or revision of the Plan pursuant to
                 Section 16 above shall be deemed a termination, amendment, or revision of Stock Appreciation Rights to the same extent.

21. Information To Participants. The Company shall provide to each Participant such information as may be required by statute or regulation. The Company may provide further information to Participants at the sole discretion of the Board of Directors.